Exhibit 3.17
DEAN HELLER
Secretary of State 206 North Carmon Street,
Carson City, Nevada 89701-4299 (775) 684 5708
Website: secretaryofstate.blz FILED # C2317-04
FEB 02 2004 Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY 1. Name of Corporation: Sparky Acquisition Corporation
2. Resident Agent Name and Street Address: (must be a Nevada address where spaces may be served):
Name: The Corporation Trust Company of Nevada Street address: 6100 Neil Road, Suite 500, Reno, Nevada 89500
3. Shares (number of shares corporation authorised to issue)
Number of shares with par value: 100 Par value: $0.01
Number of shares without par value: none 4. Names & addresses of Board of Directors/Trustees(attach additional page if there is more than 3 directors/trustees):
1. K.J. Hunt 800 Market St, Ste. 2900
St. Louis, MO 63101
2. S. Monette 800 Market St, Ste. 2900
St. Louis, MO 63101
3. C.G. Huber, Jr.
800 Market St, Ste. 2900 St. Louis, MO 63101
5. Purpose(Optional Instructions): The purpose of this Corporation shall be:
To engage in any lawful act or activity for which a corp. may be organized under the laws of the State of NV.
6. Names, Address and Signature of incorporator(attach additional page if there is more than 1 incorporation): C.G. Huber, Jr. 800 Market Street, Ste. 2900 St. Louis, MO 63101
7. Certificate of Acceptance of Appointment of Resident Agent:
I hereby accept appointment as Resident Agent for the above named corporation. The Corporation Trust Company of Nevada By: Illegible Date: 2/2/09
(Authorized Signature) FEB-02-2004 09:29 CT CORP CLAYTON TEAM 2 314 863 1578 P.02

DEAN HELLER Secretary of State
206 North Carmon Street, Suite 1 Carson City, Nevada 89701-4299
(776) 684 5708 Website: secretaryofstate.blz
FILED # C2317-04 FEB 26 2004
Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations (Pursuant to NRB 78.380. Before issuance of Stock)
1.Name of Corporation: Sparky Acquisition Corporation 2.
The articles have been amended as follows(provide article numbers, if available): Article 1(name of corporation) has been changed to:
Lofthouse Rakery Products, Inc. 3. The undersigned declare that constitute at least two-thirds of the incorporators [], or of the board of directors☑. (check one box only
4. Effective date of filling(optional): March 1, 2004 5. The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued.
6. Signatures. If more than two signatures, attach an 81/2 X 11 plain sheet with the additional signatures.
IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.
SUBMIT IN DUPLICATE

DEAN HELLER Secretary of State
204 North Carson Street, Suits 1 Carson City, Nevada 89701-4299
(775) 884 5708 Website: secretaryofstate.biz
FILED# 350-c.2317-04 DEC 21 2004
IN THE OFFICE OF DEAN HELLER, SECRETARY OF STATE
Articles of Merger (PURSUANT TO NRS 92A200)
Page 1
Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY
(Pursuant to Nevada Revised Statutes Chapter 92A)
(excluding 92A.200(4b))
SUBMIT IN DUPLICATE
1) Name and jurisdiction of organization of each constituent entity (NRS 92A.200). If there are more than four merging entities, check box and attach an 8 1/2” * 11” blank sheet containing the required information for each additional entity.
LOFTHOUSE MERGER COMPANY
Name of merging entity
NEVADA CORPORATION
Jurisdiction Entity type*
Name of merging entity
Jurisdiction Entity type*
Name of merging entity
Jurisdiction Entity type*
Name of merging entity
Jurisdiction Entity type*
and,
LOFTHOUSE BAKERY PRODUCTS, INC
Name of surviving entity
NEVADA CORPORATION
Jurisdiction Entity type*
*Corporation, non-profit corporation, limited-partnership, limited-liability company or business trust.
This form must be accompanied by appropriate fees. See attached fee schedule.
Nevada Secretary of State all the year 2003
Revised date 10/24/03

DEAN HELLER Secretary of State 204 North Carson Street, Suits 1 Carson City, Nevada 89701-4299 (775) 684 6708 Website: secretaryofstate.blz ARTICLES of MERGER (PURSUANT TO NRS 92A 200) Page 2 Important Read attached instructions before completing form. Above space is for office use only 2) Formatting address where copies of process may be sent by the Secretary of States of Nevada (if a foreign entity is the survivor in the merger- NRS 92A.190): Attn: c/o: 3) (Choose one) The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200) The undersigned declares that a plan of merger has been adopted by the parent domestic entity(NRS 92A.180) 4) Owner’s approval (NRS 92A.200) (options a, b, or c must be used, as applicable, for each entity) (if there are more than four merging entities, check box and attach an 81/2” * 11” blank sheet containing he required information for each additional entity): a) Owner’s approval was not required from: Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable Name of merging entity, if applicable and or, LOFTHOUSE BAKERY PRODUCTS, INC Name of merging entity, if applicable This form must be accompanied by appropriate fees. See attached fee schedule. Nevada Secretary of State all the year 2003 Revised date 10/24/03

DEAN HELLER Secretary of State
204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299
(776) 684 5708 Website: secretaryofstate.blz
ARTICLES of MERGER (PURSUANT TO NRS 92A 200)
Page 3 Important Read attached instructions before completing form.
Above space is for office use only (b) The plan was approved by the required consent of the owners of:*
LOFTHOUSE MERGER COMPANY Name of merging entity, if applicable
Name of merging entity, if applicable Name of merging entity, if applicable
Name of merging entity, if applicable and, or;
Name of surviving entity, if applicable
* Unless otherwise provided to the certificate of trust or governing instrument of a business trust, a merger must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the merger.
This form must be accompanied by appropriate fees. See attached fee schedule.
Nevada Secretary of State all the year 2003 Revised date 10/24/03

DEAN HELLER Secretary of State
204 North Carson Street, Suits 1 Carson City, Nevada 89701-4299
(776) 684 5708 Website: secretaryofstate.blz
ARTICLES of MERGER (PURSUANT TO NRS 92A 200)
Page 4 Important Read attached instructions before completing form.
Above space is for office use only (c) Approval of plan of merger for Nevada non-profit corporation (NRS 92A.180):
The plan of merger has been approved by the director of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
Name of merging entity, if applicable Name of merging entity, if applicable
Name of merging entity, if applicable Name of merging entity, if applicable and, or; Name of surviving entity, if applicable
This form must be accompanied by appropriate fees. See attached fee schedule. Nevada Secretary of State all the year 2003
Revised date 10/24/03

DEAN HELLER Secretary of State
204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299
(775) 684 5708 Website: secretaryofstate.blz
Articles of Merger (PURSUANT TO NRS 92A.200)
Page 5 Important: Read attached instructions before completing form.
ABOVE SPACE IS FOR OFFICE USE ONLY 5) Amendments, if any, to the articles or certificate of the surviving entity. Provide article numbers, if available: (NRS 92A.200)*:
N/A 6) Location of Plan of Merger (check a or b):
(a) The entire plan of merger is attached; or,
(b) The entire plan of merger is on file at the registered office of the surviving corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the surviving entity (NRS 92A.200).
7) Effective date (optional)**: 12/31/2004 * Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them “Restated” or “Amended and Restated,” accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent — Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
** A merger takes effect upon filing the articles of merger or upon a later date as specified in the articles, which must not be more than 90 days after the articles are filed (NRS 92A.240).
This form must be accompanied by appropriate fees. See attached fee schedule.
Nevada Secretary of State All Illegible

DEAN HELLER Secretary of State 204 North Carson Street, Suite 1 Carson City, Nevada 89701-4299 (775) 684 5708 Website: secretaryofstate.blz Articles of Merger (PURSUANT TO NRS 82A.200) Page 6 Important: Read attached instructions before completing form. ABOVE SPACE IS FOR OFFICE USE ONLY 8) Signatures — Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited partnership; A manager of each Nevada limited-liability company with managers or all the members if there are no managers; A trustee of each Nevada business trust (NRS 92A.230)* (If there are more than four merging entities, check box ☐ and attach an 8 1/8” x 11” blank sheet containing the required information for each additional entity.): LOFTHOUSE MERGER COMPANY Name of merging entity SECRETARY 12/20/04 Signature Title Date Name of merging entity / / Signature Title Date Name of merging entity / / Signature Title Date Name of merging entity / / Signature Title Date LOFTHOUSE BAKERY PRODUCTS, INC. Name of surviving entity SECRETARY 12/20/04 Signature Title Date * The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed. IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected. This form must be accompanied by appropriate fees. See attached fee schedule. Nevada Secretary of State All Illegible

AGREEMENT AND PLAN OF MERGER
     THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is entered into as of 11.59 pm on December 31, 2004, by and among LOFTHOUSE MERGER COMPANY, a Nevada corporation (the “Lofthouse Subsidiary”). LOFTHOUSE BAKERY PRODUCTS, INC., a Nevada corporation (“Lofthouse Bakery”). RH FINANCIAL CORPORATION (“RH Financial”), and Ralcorp Holdings, Inc. (“Ralcorp Inc.”). Lofthouse Subsidiary, Lofthouse Bakery, RH Financial and Ralcorp Inc. are referred to herein each as a “Party” and together as the “Parties.”
     WHEREAS, the respective Boards of Directors of Lofthouse Subsidiary and Lofthouse Bakery have determined that it is advisable and in the best interests of each of Lofthouse Subsidiary and Lofthouse Bakery and their respective shareholders that Lofthouse Subsidiary be merged with and into Lofthouse Bakery in accordance with the terms and conditions of this Agreement (the “Merger”), and accordingly the Boards of Directors of each of Lofthouse Subsidiary and Lofthouse Bakery have approved and authorized this Agreement and the Merger; and
     WHEREAS, Lofthouse Subsidiary and Lofthouse Bakery desire this transaction to qualify as a tax free reorganization pursuant to section 368(a) of the United States Internal Revenue Code of 1986, as amended; and
     WHEREAS, the business purpose is to be able to consolidate the operations of the frozen foods business segment in order to increase business flexibility and to obtain significant cost savings by allowing the frozen foods business to negotiate contracts on a combined basis; and
     WHEREAS, Lofthouse Subsidiary and Lofthouse Bakery desire to make certain agreements in connection with, and establish various conditions precedent to, the Merger; and
     WHEREAS, prior to and contemporaneously with this merger, the Parties undertook and entered into the Contribution Agreement and distributed the shares of Lofthouse Subsidiary to Ralcorp Inc., pursuant to that Contribution Agreement, attached hereto as Exhibit A.
     NOW, THEREFORE, in consideration of the premises, the mutual agreements, promises, acknowledgments and other terms, conditions, and provisions set forth herein, and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the Parties agree as follows:
ARTICLE I
THE MERGER
     1.1 Merger and Effect of Merger.
          (a) The constituent corporations of the Merger are Lofthouse Subsidiary and Lofthouse Bakery.

          (b) Upon the terms and subject to the conditions hereof, and in accordance with Nevada Corporation Law, at the Effective Time (as hereinafter defined), Lofthouse Subsidiary shall be merged into Lofthouse Bakery and the separate corporate existence of Lofthouse Subsidiary thereupon shall cease. Lofthouse Bakery shall be the surviving corporation in the Merger (the “Surviving Corporation”), and the separate corporate existence of Lofthouse Bakery, with all its rights, privileges, powers and franchises, shall continue unaffected and unimpaired by the Merger.
          (c) At and after the Effective Time, the Surviving Corporation shall possess all the rights, privileges, powers and franchises and be subject to all the restrictions, disabilities and duties of both Lofthouse Subsidiary and Lofthouse Bakery, as provided more particularly in Nevada Corporation Law.
     1.2 Effecting the Merger; Closing.
          The Merger shall be effected as follows:
          (a) Subject to and in accordance with the terms and conditions of this Agreement and Nevada Corporation Law, Lofthouse Subsidiary and Lofthouse Bakery shall execute the Articles of Merger in substantially the form set forth in Exhibit B (the “Articles of Merger”) and the Surviving Corporation shall cause the Articles of Merger to be filed and recorded on the Closing Date (as hereinafter defined) with the Secretary of State of the State of Nevada. The Merger shall thereupon become effective and be consummated immediately upon the later of such filing or at such later time as may be mutually agreed by Lofthouse Subsidiary and Lofthouse Bakery and specified in the Articles of Merger in accordance with Nevada Corporation Law (the “Effective Time”).
           (b) Subject to and in accordance with the terms and conditions of this Agreement, the closing of the Merger (the “Closing”) shall take place at 9:00 a.m. on the date of the closing of the transactions contemplated by this Agreement or on such other date as is agreed to in writing by the Parties hereto (the “Closing Date”) at the offices of Bryan Cave LLP, in St. Louis, Missouri.
     1.3 Articles of Incorporation of the Surviving Corporation. The Articles of Incorporation of Lofthouse Bakery as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation.
     1.4 Bylaws of the Surviving Corporation. The Bylaws of Lofthouse Bakery as in effect immediately prior to the Effective Time shall be and continue in full force and effect as the Bylaws of the Surviving Corporation.
     1.5 Directors of the Surviving Corporation. The directors and officers of Lofthouse Bakery immediately prior to the Effective Time shall be the directors and officers of the Surviving Corporation, until their successors shall have been duly elected and qualified or until their earlier death, resignation, or removal.
     1.6 Further Assurances. At any time and from time to time upon and after the Effective Time, as and when required or deemed desirable by the Surviving Corporation or its successors or assigns, there shall be executed, acknowledged, certified, sealed, delivered, filed, and/or recorded, in the name and on behalf of each of Lofthouse Subsidiary and Lofthouse Bakery, such deeds, contracts, consents, certificates, notices, and other documents and instruments, and there shall be done or taken or caused to be done or taken, in the name and on behalf of Lofthouse Subsidiary and Lofthouse Bakery, such further and other things and actions as shall be appropriate, necessary, or convenient to acknowledge, vest, effect, perfect, conform of record, or otherwise confirm the Surviving Corporation’s (or its successors’ or assigns’) right, title, and interest in and to, and possession of, all the property, interests, assets, rights, privileges, immunities, powers, franchises, and authority of each of Lofthouse Subsidiary and Lofthouse Bakery held immediately prior to the Effective Time, and otherwise to carry out and effect the intent and purposes of this Agreement and the Merger. The officers and directors of the Surviving Corporation, and each of them, upon and after the Effective Time, are and shall be fully authorized, in the name and on behalf of each of Lofthouse Subsidiary and Lofthouse Bakery, to do and take and cause to be done and taken any and all such things and actions, and to execute, acknowledge, certify, seal, deliver, file, and/or record any and all such deeds, contracts, consents, certificates, notices, and other documents and instruments.
ARTICLE II
MERGER CONSIDERATION
     2.1 Effect on Capital Stock of Lofthouse Subsidiary.
          (a) Each of the shares of Lofthouse Subsidiary Common Stock held in the treasury of Lofthouse Subsidiary, if any, shall be canceled as of the Effective Time. From and after the Effective Time, there shall be no further transfers on the stock transfer books of Lofthouse Subsidiary of any of the shares of capital stock of Lofthouse Subsidiary outstanding at the Effective Time.
          (b) At the Effective Time, the shares of common stock of Lofthouse Bakery, par value $0.01 per share (the “Lofthouse Bakery Common Stock”), outstanding immediately prior to the Merger shall constitute all of the issued and outstanding capital stock of the Surviving Corporation.
ARTICLE III
GENERAL PROVISIONS
     3.1 Notices. All notices, requests, demands, consents and other communications required or permitted under this Agreement shall be in writing and shall be deemed to have been duly given and made upon (a) being transmitted by facsimile and confirmed by a courier delivery sent the same day as the facsimile transmission to the address shown in this Section 3.1 for, or such other address as may be designated in writing hereafter by, such Party, or (b) being delivered by courier delivery to the Party for whom it is intended, or five (5) business days after having been deposited in the mail, certified or registered (with receipt requested) and postage prepaid, addressed at the address shown in this Section 3.1 for, or such other address as may be designated in writing hereafter by, such Party:

If to Lofthouse Merger Company
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Telephone: (314)259-2000
Fax: (314)259-2020
Attention: Phillip Wright
If to Lofthouse Bakery or the Surviving Corporation:
Lofthouse Bakery Products, Inc.
800 Market Street
St. Louis, Missouri 63101
Telephone: (314) 877 7000
Fax: (314) 877 7663
Attention: Sandra Laux
with a copy to:
Bryan Cave LLP
One Metropolitan Square
211 North Broadway, Suite 3600
St. Louis, Missouri 63102
Telephone: (314)259-2000
Fax: (314)259-2020
Attention: Philip Wright
If to RH Financial Corporation:
800 Market Street
St. Louis, Missouri 63101
Telephone: (314) 877 7000
Fax: (314) 877 7663
Attention: Sandra Laux
If to Ralcorp Holdings, Inc.
800 Market Street
St. Louis, Missouri 63101
Telephone: (314) 877 7000
Fax: (314)877 7663
Attention: Sandra Laux
     3.2 Severability. If any provision hereof shall be held invalid or unenforceable by any court of competent jurisdiction or as a result of future legislative action, such holding or action shall be strictly construed and shall not affect the validity or effect of any other provision hereof, as long as the remaining provisions, taken together, are sufficient to carry out the overall intentions of the Parties as evidenced hereby.
     3.3 Entire Agreement. This Agreement and the Exhibits hereto embody the entire agreement and understanding of the Parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relating to such subject matter.
     3.4 Assignment; Binding Agreement. This Agreement and various rights and obligations arising hereunder shall inure to the benefit of and be binding upon the Parties hereto and their successors and permitted assigns. Neither this Agreement nor any of the rights, interests, or obligations hereunder shall be transferred, delegated, or assigned by any Party hereto without the prior written consent of the other Parties (which consent shall not be unreasonably withheld).
     3.5 Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto, and nothing in this Agreement, except as otherwise expressly provided herein, is intended to or shall confer upon any other person any right, benefit, or remedy of any nature whatsoever under or by reason of this Agreement.
     3.6 Counterparts. This Agreement maybe executed simultaneously in multiple counterparts, and in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
     3.7 Headings; Interpretation. The article and section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. Each reference in this Agreement to an Article, Section, or Exhibit, unless otherwise indicated, shall mean an Article or a Section of this Agreement or an Exhibit attached to this Agreement. References to a “person” shall be construed so as to include any individual, firm, company, government, joint venture, partnership or other legal entity.
     3.8 Governing Law. This Agreement shall be governed by, and construed in accordance with, the law of the State of Nevada applicable to contracts to be carried out wholly within such state.
*****

     IN WITNESS WHEREOF, the Parties hereto have executed, delivered and entered into this Agreement as of the day and year first written above.

LOFTHOUSE MERGER COMPANY
By:	/s/ C. G. Huber, Jr.
	Name:	C. G. HUBER, JR.
	Title:	SECRETARY

LOFTHOUSE BAKERY PRODUCTS, INC.
By:	/s/ C. G. Huber, Jr.
	Name:	C. G. HUBER, JR.
	Title:	SECRETARY

RH FINANCIAL CORPORATION
By:	/s/ C. G. Huber, Jr.
	Name:	C. G. HUBER, JR.
	Title:	SECRETARY

RALCORP HOLDINGS, INC.
By:	/s/ C. G. Huber, Jr.
	Name:	C. G. HUBER, JR.
	Title:	SECRETARY

Exhibit A
Contribution Agreement

Exhibit B
Articles of Merger

CONTRIBUTION AGREEMENT
     THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of 11.57 pm on December 31, 2004 by and between Bremner, Inc., a Nevada corporation (“Parent”), and Lofthouse Merger Company, a Nevada company (“Subsidiary”).
     WHEREAS, Parent holds certain assets for the benefit of Subsidiary; and
     WHEREAS, Parent desires to contribute and assign to Subsidiary, and Subsidiary desires to accept and assume from Parent, those assets described on Exhibit A attached hereto (the “Contributed Assets”), which are assets owned by Parent and used exclusively by the Lofthouse Foods division as well as obligations and liabilities described on Exhibit B attached hereto (the “Contributed Liabilities”) which are the obligations and liabilities owned by the Parent and used exclusively by the Lofthouse Foods division (the “Contribution”); and
     WHEREAS, Parent desires the Contribution and Distribution pursuant to the Board of Director resolutions dated December 20, 2004, to constitute a reorganization and distribution pursuant to section 368(a)(1)(D) and section 355 of the United States Internal Revenue Code of 1986, as amended; and
     WHEREAS, the business purpose of the Contribution and Distribution transactions is to be able to consolidate the operations of the frozen foods business segment in order to increase business flexibility and to obtain significant cost savings by allowing the frozen foods business to negotiate contracts on a combined basis.
     NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereby agree as follows:
     1. Contributions. Parent hereby contributes, grants, conveys, transfers, delivers and assigns to Subsidiary all of Parent’s right, title and interest in and to the Contributed Assets and Contributed Liabilities.
     2. Further Assurances. Upon the request of any party hereto, the other party hereto shall, without further consideration, execute and deliver, or cause to be executed and delivered, such other instruments of contribution, conveyance, transfer, and assignment, and shall take, or cause to be taken, such further or other actions as such party may deem necessary or desirable to carry out the intent and purposes of this Agreement, to contribute, grant, convey, transfer, deliver and assign to Subsidiary all of Parent’s right, title and interest in and to the Contributed Assets (or to evidence any of the foregoing), to put Subsidiary in actual possession and operating control thereof, to assist Subsidiary in exercising all rights with respect thereto, to otherwise carry out the purpose and intent of this Agreement, and to consummate and give effect to the transactions contemplated hereby.
     3. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada.

     4. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed shall be deemed to be an original, but all of which together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Agreement by facsimile shall be effective as delivery of a manually executed counterpart of this Agreement.

     IN WITNESS WHEREOF, Parent and Subsidiary have caused this Agreement to be executed by their duly authorized representatives as of the date first written above.

BREMNER, INC.			LOFTHOUSE MERGER COMPANY

By:	/s/ C. G. Huber, Jr.		By:	/s/ C. G. Huber, Jr.

	Name:	C. G. HUBER, JR.		Name:	C. G. HUBER, JR.
	Title:	SECRETARY		Title:	SECRETARY

Exhibit A
Contributed Assets
All assets owned by Parent, which are used exclusively in the Lofthouse foods division, including without limitation — the assets reflected on the December 31, 2004 balance sheet of the Lofthouse foods division.

Exhibit B
Contributed Obligations and Liabilities
All obligations and liabilities owned by Parent, which are used exclusively in the Lofthouse foods division, including without limitation — the liabilities reflected in the December 31, 2004 balance sheet of the Lofthouse foods division.